Exhibit 99.1

NEWS RELEASE

Visteon Announces Second-Quarter 2021 Results

•Sales of $610 million; 59% increase Y/Y excluding currency
•Net loss of $11 million
•Adjusted EBITDA of $30 million, a Y/Y increase of $33 million
•Net cash position of $115 million at the end of Q2
•First-half new business wins of $3.2 billion
–Industry’s largest all-digital cluster multi-region program with global OEM
–Continued global growth of Android-based infotainment
–Fourth two-wheeler customer added for digital cockpits

VAN BUREN TOWNSHIP, Mich., July 29, 2021 — Visteon Corporation (NASDAQ: VC) today announced second-quarter net sales of $610 million, representing a year-over-year increase of 59% excluding the impact of currency. Total industry production increased 49% while Visteon’s top customer production increased 55% in the same period. The company's sales performance represents a 4%1 growth-over-market compared to the production volumes of its customers.

Gross margin in the second quarter was $35 million, and net loss attributable to Visteon was $11 million or $0.39 per diluted share. Adjusted EBITDA, a non-GAAP measure as defined below, was $30 million for the second quarter or 4.9% of sales, an increase of $33 million compared to the prior year. Improvements in adjusted EBITDA margin were largely driven by higher volume, cost efficiencies initiated in 2020, and higher engineering recoveries. Incremental supply chain costs related to semiconductor shortages and the reversal of temporary austerity measures taken last year in response to the pandemic partially offset some of these improvements.

The company won $3.2 billion in new business during the first half of the year. This includes a $640 million second-quarter expansion of a previously awarded digital cluster program, bringing total lifetime value for that program to $1.5 billion. The company also increased its presence in the two-wheeler market by adding a fourth customer for an all-digital cluster featuring embedded connectivity – a win that reflects the digital-cockpit transformation underway in the motorcycle category similar to what is occurring with passenger vehicles.

Visteon launched seven new products in the second quarter, and remains on track to deliver approximately 50 new programs for the full year. Second quarter launch highlights include a next-generation 3D high-definition digital cluster for Peugeot, and the introduction of the company's connected Android-based infotainment system on vehicles manufactured by Skoda and Geely. The infotainment system provides enhanced in-car connectivity, streaming, over-the-air updates and other services.

For the first half, cash generated by operations was $1 million and capital expenditures were $33 million. Adjusted free cash flow, a non-GAAP financial measure as defined below, for the first half of 2021 was a use of cash of $7 million, compared to a use of cash of $66 million for the same period in 2020. The company ended the second quarter with cash of $470 million and debt of $355 million, representing a net cash position of $115 million.

“The strength of Visteon’s digital product portfolio supports the industry trends of digitalization and connectivity and has led to our continued market outperformance even in a supply constrained environment,” said President and CEO Sachin Lawande. “The continued strength of our new business
1 Excludes Y/Y impact of currency fluctuations

wins, product launch cadence and focus on sustainable business practices have built the foundation for our company’s continued long-term growth.”

About Visteon

Visteon is a technology leader in automotive electronics dedicated to creating a more enjoyable, connected and safe driving experience. Our platforms leverage proven, scalable hardware and software solutions that enable the digital, electric and autonomous evolution of our global automotive customers. Visteon products align with key industry trends and include digital instrument clusters, displays, Android-based infotainment systems, domain controllers, advanced driver assistance systems (ADAS) and battery management systems. Visteon reported net sales of approximately $2.5 billion and booked $4.6 billion of new business in 2020. Learn more at https://investors.visteon.com/.

Conference Call and Presentation

Today, Thursday, July 29, at 9 a.m. ET, the company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 844-535-3468
Outside U.S./Canada: 720-405-0988
Conference ID: 4687199

(Call approximately 15 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website. A news release on Visteon’s second-quarter results will be available in the News section of the website.

A replay of the conference call will be available through the company’s website or by dialing
855-859-2056 (toll-free from the U.S. and Canada) or 404-537-3406 (international). The conference ID for the phone replay is 4687199. The phone replay will be available for one week following the conference call.

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Use of Non-GAAP Financial Information
Because not all companies use identical calculations, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

In order to provide the forward-looking non-GAAP financial measures for full-year 2021, the company provides reconciliations to the most directly comparable GAAP financial measures on the subsequent slides. The provision of these comparable GAAP financial measures is not intended to indicate that the company is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:

•continued and future impacts of the coronavirus (COVID-19) pandemic on our financial condition and business operations including global supply chain disruptions, market downturns, reduced consumer demand and new government actions or restrictions;

•significant or prolonged shortage of critical components from our suppliers, including but not limited to semiconductors, and particularly those who are our sole or primary sources;

•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;

•our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated;

•our ability to satisfy future capital and liquidity requirements, including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us, our ability to comply with financial and other covenants in our credit agreements, and the continuation of acceptable supplier payment terms;

•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;

•general economic conditions, including changes in interest rates and fuel prices, the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;

•increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party;

•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of our products or assets; and

•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by our subsequent filings with the Securities and Exchange Commission).

Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021. New business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

Follow Visteon:

Visteon Contacts:

Media:            Investors:

Dave Barthmuss            Kris Doyle
805-660-1914            201-247-3050
dave.barthmuss@visteon.com            kdoyle@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Net sales	$610	$371	$1,356	$1,014
Cost of sales	(575)	(367)	(1,248)	(957)
Gross margin	35	4	108	57
Selling, general and administrative expenses	(44)	(41)	(89)	(95)
Restructuring, net	(1)	(4)	—	(37)
Interest expense, net	(2)	(3)	(4)	(5)
Equity in net income of non-consolidated affiliates	—	1	—	2
Other income, net	5	3	9	7
Income (loss) before income taxes	(7)	(40)	24	(71)
Provision for income taxes	(4)	(2)	(16)	(7)
Net income (loss)	(11)	(42)	8	(78)
Less: Net (income) loss attributable to non-controlling interests	—	(3)	(3)	(2)
Net income (loss) attributable to Visteon Corporation	$(11)	$(45)	$5	$(80)

Comprehensive income (loss)	$8	$(37)	$9	$(110)
Less: Comprehensive (income) loss attributable to non-controlling interests	(3)	(3)	(5)	(2)
Comprehensive income (loss) attributable to Visteon Corporation	$5	$(40)	$4	$(112)

Diluted earnings (loss) per share attributable to Visteon Corporation	$(0.39)	$(1.62)	$0.18	$(2.87)

Average shares outstanding (in millions)
Basic	28.0	27.8	27.9	27.9
Diluted	28.0	27.8	28.3	27.9

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	June 30,	December 31,
	2021	2020
ASSETS
Cash and equivalents	$466	$496
Restricted cash	4	4
Accounts receivable, net	426	484
Inventories, net	210	177
Other current assets	138	180
Total current assets	1,244	1,341

Property and equipment, net	410	436
Intangible assets, net	122	127
Right-of-use assets	157	172
Investments in non-consolidated affiliates	63	60
Other non-current assets	126	135
Total assets	$2,122	$2,271

LIABILITIES AND EQUITY
Short-term debt	$6	$—
Accounts payable	427	500
Accrued employee liabilities	70	83
Current lease liability	31	32
Other current liabilities	221	209
Total current liabilities	755	824

Long-term debt, net	349	349
Employee benefits	298	322
Non-current lease liability	132	146
Deferred tax liabilities	28	28
Other non-current liabilities	73	92

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,341	1,348
Retained earnings	1,628	1,623
Accumulated other comprehensive loss	(305)	(304)
Treasury stock	(2,271)	(2,281)
Total Visteon Corporation stockholders’ equity	394	387
Non-controlling interests	93	123
Total equity	487	510
Total liabilities and equity	$2,122	$2,271

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
OPERATING
Net income (loss)	$(11)	$(42)	$8	$(78)
Adjustments to reconcile net income (loss) to net cash provided from (used by) operating activities:
Depreciation and amortization	28	25	55	50
Non-cash stock-based compensation	5	4	9	9
Equity in net income (loss) of non-consolidated affiliates, net of dividends remitted	—	(1)	—	(2)
Other non-cash items	2	(4)	3	2
Changes in assets and liabilities:
Accounts receivable	47	68	51	170
Inventories	(18)	11	(35)	(5)
Accounts payable	(68)	(107)	(66)	(149)
Other assets and other liabilities	5	8	(24)	(10)
Net cash provided from (used by) operating activities	(10)	(38)	1	(13)
INVESTING
Capital expenditures, including intangibles	(15)	(21)	(33)	(65)
Contributions to equity method investments	(2)	—	(2)	—
Loan repayments from non-consolidated affiliates	—	—	2	2
Other	1	5	2	6
Net cash used by investing activities	(16)	(16)	(31)	(57)
FINANCING
Borrowings on revolving credit facility	—	—	—	400
Repurchase of common stock	—	—	—	(16)
Dividends paid to non-controlling interests	(1)	—	(1)	(7)
Short-term debt, net	6	(14)	6	(14)
Other	1	—	1	—
Net cash provided from (used by) financing activities	6	(14)	6	363
Effect of exchange rate changes on cash	4	2	(6)	(3)
Net (decrease) increase in cash, equivalents, and restricted cash	(16)	(66)	(30)	290
Cash, equivalents, and restricted cash at beginning of the period	486	825	500	469
Cash, equivalents, and restricted cash at end of the period	$470	$759	$470	$759

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring expense, net interest expense, loss on divestiture, equity in net income of non-consolidated affiliates, gain on non-consolidated affiliate transactions, provision for income taxes, discontinued operations, net income attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Visteon:	2021	2020	2021	2020
Net income (loss) attributable to Visteon Corporation	$(11)	$(45)	$5	$(80)
Depreciation and amortization	28	25	55	50
Provision for income taxes	4	2	16	7
Non-cash, stock-based compensation expense	5	4	9	9
Interest expense, net	2	3	4	5
Net income (loss) attributable to non-controlling interests	—	3	3	2
Restructuring, net	1	4	—	37
Equity in net income of non-consolidated affiliates	—	(1)	—	(2)
Other	1	2	2	2
Adjusted EBITDA	$30	$(3)	$94	$30

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Because not all companies use identical calculations, this presentation of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Visteon:	2021	2020	2021	2020
Cash provided from (used by) operating activities	$(10)	$(38)	$1	$(13)
Capital expenditures, including intangibles	(15)	(21)	(33)	(65)
Free cash flow	$(25)	$(59)	$(32)	$(78)
Restructuring related payments	9	7	25	12
Adjusted free cash flow	$(16)	$(52)	$(7)	$(66)

Free cash flow and adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses free cash flow and adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share: Adjusted net income and adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring, net, loss on divestiture, gain on non-consolidated affiliate transactions, discontinued operations, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines adjusted earnings per share as adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of adjusted net income and adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (loss) attributable to Visteon	$(11)	$(45)	$5	$(80)

Diluted earnings per share:
Net income (loss) attributable to Visteon	$(11)	$(45)	$5	$(80)
Average shares outstanding, diluted	28.0	27.8	28.3	27.9
Diluted earnings (loss) per share	$(0.39)	$(1.62)	$0.18	$(2.87)

Adjusted net income (loss) and adjusted earnings (loss) per share:
Net income (loss) attributable to Visteon	$(11)	$(45)	$5	$(80)
Restructuring, net	1	4	—	37
Other, including tax effects of adjustments	1	1	2	1
Adjusted net income (loss)	$(9)	$(40)	$7	$(42)
Average shares outstanding, diluted	28.0	27.8	28.3	27.9
Adjusted earnings (loss) per share	$(0.32)	$(1.44)	$0.25	$(1.51)

Adjusted net income and adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses adjusted net income and adjusted earnings per share for internal planning and forecasting purposes.